As filed with the Securities and Exchange Commission on January  6, 2000

                                                       Registration No. 333-9809
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                                  MCY.COM, INC.
             (Exact name of registrant as specified in its charter)


 Delaware                                                 87-0561634
 (State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                           IdentificationNo.)

1133 Avenue of the Americas, 28th Floor
New York, New York                                                 10036
               (Address of Principal Executive Offices)            (Zip Code)

          MCY.COM, INC. AMENDED AND RESTATED 1999 STOCK INCENTIVE PLAN
                            (Full title of the plan)

             Bernhard Fritsch, President and Chief Executive Officer
                                  MCY.com, Inc.
                     1133 Avenue of the Americas, 28th Floor
                            New York, New York 10036

                     (Name and address of agent for service)

                                 (212) 944-6664
          (Telephone number, including area code, of agent for service)

                                 with a copy to:
                              Martin Eric Weisberg
                       Parker Chapin Flattau & Klimpl, LLP
                           1211 Avenue of the Americas
                            New York, New York 10036
                                 (212) 704-6050

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after this Registration Statement becomes effective, as determined by market conditions.

/_/ If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

/X? If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

/_/ If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

                              ---------------------

/_/ If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

                              ---------------------

/_/ If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.



                                EXPLANATORY NOTE
                       -----------------------------------

         The Proscpectus filed as part of this Registration Statement has been prepared in accordance with the requirements of Form S-3 pursuant to General Instruction C of Form S-8 and may be used for reoffers or reslaes of MCY.com, Inc's common stock to be acquired by the persons named therein pursuant to MCY.com's Amended and Restated 1999 Stock Incentive Plan.

     THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS
      NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SEEKING AN OFFER TO
   BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.
                           ---------------------------


                                   PROSPECTUS


                         267,500 SHARES OF COMMON STOCK
                           (par value $.001 per share)

                                  MCY.COM, INC.





     The stockholders of MCY.com, Inc. listed on page 12 of this Prospectus are offering for sale up to 267,500 shares of Common Stock of the Company under this Prospectus. Those to whom such Selling Stockholders may pledge, donate or transfer their shares and other successors, may also use this prospectus. The Selling Stockholders may offer their shares through public or private transactions, at prevailing market prices, or at privately negotiated prices.

     The Selling Stockholders will receive all of the net proceeds from the resale of the shares. Accordingly, we will not receive any proceeds from the resale of the shares. We have agreed to bear the expenses relating to the registration of the shares, other than brokerage commissions and expenses, if any, which will be paid by the Selling Stockholders.


       -------------------------------------------------------------------

                 OTC Bulletin Board Common Stock symbol: "MCYC"
       -------------------------------------------------------------------


     On January 5, 2000 the closing sale price of our Common Stock on the OTC Bulletin Board was $8.25.

     Our executive offices are located at 1133 Avenue of the Americas, New York, NY 10036, our telephone number is (212) 944-6664 and our website is at www.mcy.com.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ----------------------


                 THE DATE OF THIS PROSPECTUS IS JANUARY 6, 2000

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public over the Internet at the SEC's Website at "http://www.sec.gov."

         We have filed with the SEC a registration statement on Form S-8 to register the Shares being offered. This Prospectus is part of that registration statement and, as permitted by the SEC's rules, does not contain all the information included in the registration statement. For further information with respect to us and our Common Stock, you should refer to the registration statement and to the exhibits and schedules filed as part of that registration statement, as well as the documents we have incorporated by reference which are discussed below. You can review and copy the registration statement, its exhibits and schedules, as well as the documents we have incorporated by reference, at the public reference facilities maintained by the SEC as described above. The registration statement, including its exhibits and schedules, are also available on the SEC's web site.

         This Prospectus may contain summaries of contracts or other documents. Because they are summaries, they will not contain all of the information that may be important to you. If you would like complete information about a contract or other document, you should read the copy filed as an exhibit to the registration statement.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Prospectus, and information that we file later with the SEC will automatically update or supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:


          1. current Reports on Form 8-K dated (date of earliest event reported) August 2, 1999 (as filed on August 17, 1999) and October 13, 1999 (as filed on October 15, 1999); and,
          2. Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999;
          3 The description of our Common Stock contained in our Registration Statement on Form S-8 filed on October 27, 1999.

         You may request a copy of these filings, at no cost, by writing or telephoning us at 1133 Avenue of the Americas, New York, NY 10036, our telephone number is (212) 944-6664, Attention: Mitchell Lampert, Esq.

                         ------------------------------

         This Prospectus contains certain forward-looking statements which involve substantial risks and uncertainties. These forward-looking statements can generally be identified because the context of the statement includes words such as "may," "will," "expect," "anticipate," "intend," "estimate," "continue," "believe," or other similar words. Similarly, statements that describe our future plans, objectives and goals are also forward-looking statements. Our factual results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements as a result of certain factors, including those listed in "Risk Factors" and elsewhere in this Prospectus.

         WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT
OFFER TO SELL OR BUY ANY SHARES IN ANY JURISDICTION WHERE IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF JANUARY 6, 2000.

                            -------------------------

                                TABLE OF CONTENTS

Where You Can Find More Information About Us................................2
Incorporation of Certain Documents by Reference.............................2
Risk Factors................................................................4
Use of Proceeds............................................................12
Dividend Policy............................................................12
Selling Stockholders ......................................................12
Plan of Distribution.......................................................13
Description of Securities .................................................14
Indemnification of Officers and Directors..................................15
Legal Matters..............................................................16
Experts ...................................................................16

                                  RISK FACTORS

         AN INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK. THE RISK FACTORS SET FORTH BELOW AND ELSEWHERE IN THIS PROSPECTUS ARE NOT INTENDED TO BE AN EXHAUSTIVE LIST OF THE GENERAL OR SPECIFIC RISKS INVOLVED, BUT TO IDENTIFY CERTAIN RISKS THAT ARE NOW FORESEEN BY MCY.COM. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER ALL INFORMATION CONTAINED IN THIS PROSPECTUS AND SHOULD GIVE PARTICULAR CONSIDERATION TO THE FOLLOWING RISK FACTORS BEFORE DECIDING TO PURCHASE THE SHARES OFFERED HEREBY. ADDITIONAL RISKS AND UNCERTAINTIES THAT ARE NOT YET IDENTIFIED OR THAT MCY.COM CURRENTLY CONSIDERS TO BE IMMATERIAL MAY ALSO MATERIALLY ADVERSELY AFFECT MCY.COM'S BUSINESS AND FINANCIAL CONDITION IN THE FUTURE. ANY OF THE FOLLOWING RISKS COULD MATERIALLY ADVERSELY AFFECT MCY.COM'S BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION AND COULD RESULT IN A COMPLETE LOSS OF ANY INVESTMENT IN MCY.COM.

LIMITED OPERATING HISTORY

         We were organized in January 1999, while Health Builders, our predecessor was organized in 1996. We have no operating history upon which an evaluation of our prospects can be based. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in an early stage of development, particularly companies engaged in new and rapidly evolving markets, such as an Internet-based digital music delivery service. We can give no assurance that we will be able to successfully provide an Internet-based digital music delivery business.

HISTORY OF LOSSES; LACK OF REVENUE

         Our research, development, sales, marketing and general and administrative expenses have resulted in significant losses and are expected to continue to result in significant losses for the foreseeable future. The entities we acquired in the reorganization incurred cumulative net losses of approximately $5,410,000 through December 31, 1998, while we and the acquired entities (on a historical basis) incurred consolidated net loss of $51,774,000 (including non-cash charges of approximately $40,552,000 for share compensation) for the period from January 1 through September 30, 1999. As of September 30, 1999, we had generated only $165,000 in revenues from operations. We expect to incur additional operating losses and to experience continued negative cash flow from operations for the foreseeable future. We can give no assurance that we can achieve, sustain or increase revenues or profitability in the future.

UNPROVEN BUSINESS MODEL; ABILITY TO DEVELOP PRODUCTS AND MARKET

         Our business model for generating revenue streams through the distribution of digital music downloads, online sales of CDs and music-related merchandise and website advertising fees from third parties is unproven. Use of the Internet by consumers as a medium for entertainment and for downloading music is at an early stage of development and their acceptance of related services is highly uncertain. Leading record labels are reluctant to permit the digital distribution of their recordings through the Internet because they fear illegal copying and are unwilling to create conflicts with their existing distribution relationships.

         As a result, our future success will depend significantly upon our ability to successfully:

          . deliver entertaining and compelling music-related content over the Internet;
          . attract a sufficient number of users to our websites to purchase music and related merchandise and to attract advertisers to our websites;
          . develop and maintain volume usage of our digital music distribution services

          . establish and maintain licensing and distribution relationships with record companies, producer and artists; and
          . create and maintain a market for its digital distribution technology.

          Our business, results of operations and financial condition would be materially adversely affected if:

          . we are unable to develop Internet content that allows us to attract, retain, and expand a loyal user base;

          . Internet-based downloading of musical content is not widely accepted by consumers;

          .         the  technology   for  listening  to  digitally   downloaded
                    material is not widely available or available on a timely basis at reasonable prices;

          . the technology we use to prevent illegal copying of music content proves to be ineffective;

          . we are not able to successfully compete with other entities offering services and products similar or superior to our services and products; or

          . we are unable to anticipate, monitor, and successfully respond to rapidly changing consumer tastes and preferences so as to continually attract a sufficient number of users to our websites.

DEPENDENCE ON MAJOR RECORD COMPANIES AS SUPPLIERS OF CONTENT

         The rights to distribution of musical content are the single most important "input" for music distributors. The supply market is divided among the five major record labels including Bertelsmann Music Group, Inc., Sony Music Entertainment, Inc., EMI and its subsidiaries, Polygram Records, Inc. & Warner Music Group, Inc., which, in the aggregate, account for the majority of the record industry's revenue, and the smaller independent record labels. We do not have agreements with any of the five major record companies. If we do not succeed in obtaining licenses for digital music distribution from one or more of the major record labels, we will be limited in what content we can offer on our website. Although we will seek other sources of revenue by seeking to establish arrangements with artists directly or by developing our own artists, we can give no assurance that we will be able to enter into arrangements with major record labels or that we can successfully exploit other sources of revenue.

RAPID GROWTH MAY STRAIN OUR RESOURCES

         If we grow rapidly in the future, such growth will place a significant strain on our managerial, operational and financial resources. To manage any such growth, we will be required to implement and improve our managerial controls and procedures and operational and financial systems. In addition, we will be required to hire, train, integrate, manage and retain our workforce including technical support, advertising, sales and business development staff. Locating and retaining qualified personnel in our business is extremely competitive. We can give no assurances that we have adequately allowed for the costs and risks associated with our proposed expansion or that our systems, procedures or controls will be adequate to support our operations. We can also give no assurances that we will be able to successfully locate, train and integrate personnel into our workforce.

DEPENDENCE ON KEY MANAGEMENT PERSONNEL

         We depend on key management personnel including Mr. Fritsch. Several of our employees, including Mr. Fritsch, have entered into agreements agreeing, among other things, not to compete with us if they leave us. If those employees, including Mr. Fritsch breach those agreements and becomes employed by or associated with one of our competitors, such action will likely have a materially adverse effect on our business, results of operations and financial condition.

NEED FOR ADDITIONAL FINANCING; FUTURE DILUTION

         We may need to raise additional funds to do the following:

          .         Pay cash  advances  to record  labels  and  artists  to gain distribution rights for top quality content;
          .         Invest in aggressive marketing,  advertising and promotional campaigns to develop our brands and NETrax brands;
          .         Purchase   new   hardware   and   software  to  support  our
                    development and the development of our technology;
          .         Market  and  distribute   digital-download-related  consumer
                    electronics and portable devices;
          .         Establish  studio/production  facilities  for  creation  and editing of proprietary content;
          .         Acquire or partner with other  complementary  businesses  or assets;
          .         Develop  content  acquisition  and digital retail outlets in
                    non-U.S.  markets  to  provide  cross  cultural  access  for consumers;
          .         Fund working capital and/or other obligations.

         If we raise additional funds by issuing equity or convertible debt securities in the future, such securities may have rights, preferences or privileges senior to those of our existing stockholders and the percentage ownership of our stockholders will be diluted. We can give no assurance that additional financing will be available on favorable terms or at all. If adequate funds are not available or are not available on acceptable terms, our ability to fund our expansion, take advantage of opportunities, develop or enhance services or products or otherwise respond to competitive pressures would be significantly limited.

DIFFICULTIES ASSOCIATED WITH BRAND DEVELOPMENT

         The importance of brand recognition will increase in the future as the number of websites providing digital music delivery increases. There are many music distributors and other retailers, both online and traditional, who enjoy customer brand recognition and may attempt to compete with us in the digital distribution and mail order markets. Many of these distributors have superior financial strength and resources. We believe that establishing and increasing awareness of our brand and the technology it represents is a critical aspect of our efforts to continue to attract customers and content providers. We will need to invest heavily in brand development in order to establish a market presence. We can give no assurances that our efforts to build brand awareness will be successful or that we will have sufficient financing to pursue brand development successfully.

THE YEAR 2000

         The Year 2000 issue is the result of computer programs written using two digits rather than four to define the applicable year. As a result, date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in system failures or miscalculations causing disruptions of operations, including, among others, a temporary inability to process transactions, send invoices, or engage in similar normal business activities. Our systems and software (both licensed and proprietary) are relatively new. Therefore, we do not expect Year 2000 issues related to our internal systems to be significant and do not anticipate that we will incur significant operating expenses or be required to invest heavily in computer systems improvements to be Year 2000 compliant. As we make arrangements with significant suppliers and service providers, we intend to determine the extent to which our interface systems may be vulnerable should those third parties who fail to address and correct their own Year 2000 issues. We anticipate that this will be an ongoing process as we continue to implement supplier and service provider arrangements throughout 1999. We believe that we are taking the steps necessary regarding Year 2000 compliance with respect to matters within our control. We can give no assurance that our systems will be made Year 2000 compliant in a timely manner or that the Year 2000 problem will not have a material adverse effect on MCY's business, financial condition and results of operations. We can give no assurance that the systems of suppliers or other companies on which we rely will be converted in a timely manner and will not have a material adverse effect on our systems. Additionally, we can give no assurance that the third party computer systems necessary to maintain the viability of the Internet or any of the websites that direct consumers to our websites will be Year 2000 compliant.

SIGNIFICANT COMPETITION

         The market for online promotion and distribution of music and music-related products is competitive. Barriers to entry on the Internet are relatively low and competition is likely to increase significantly in the future. We face competitive pressures from numerous actual and potential competitors, many of which have longer operating histories, greater brand name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. Such competition could result in reduced margins, lower growth or loss of market share, any of which could have a material adverse effect on our business, results of operations and financial condition.

POTENTIAL LIABILITY FOR INFORMATION DISPLAYED ON OUR WEBSITES

         We may be subject to claims for defamation, libel, violation of privacy, copyright or trademark infringement or claims based on other theories relating to the information we publish or gather on our websites. These types of claims have been brought, sometimes successfully, against online services in the past. We could also be subject to claims based upon the content that is accessible from our websites through links to other websites. Our insurance may not adequately protect us against these claims.

SECURITY RISKS

         A party who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our Internet operations. Consumer concern over Internet security has been, and could continue to be, a barrier to commercial activities requiring consumers to send their credit card information over the Internet. Computer viruses, break-ins, or other security problems could lead to misappropriation of proprietary information and interruptions, delays, or cessation in service to our customers. Moreover, until more comprehensive security technologies are developed, the security and privacy concerns of existing and potential customers may inhibit the growth of the Internet merchandising medium. We may be required to expend significant capital resources to protect against the threat of such security breaches or to alleviate problems caused by such breaches. We can give no assurance that our Internet operations are completely secure against potential interruptions or that we can alleviate the problems should they occur.

INTELLECTUAL PROPERTY

         We rely on a combination of patent law, copyright law, trademark law, contract law, and other intellectual property protection methods to protect our musical content, license rights, and proprietary technology and information, but we can give no assurance that such laws will provide sufficient protection or that the laws will not be amended or repealed. Our chief executive officer, Mr. Fritsch has applied for the registration of trademarks used by us in the United States and internationally, and has applied for "intent to use" trademark registrations for a number of trademarks, including "MCY," "MCY.com" and "NETrax," in the United States Patent and Trademark Office ("USPTO"). We can give no assurance that the USPTO will grant the requested trademarks.

         We believe that our use of material on our websites is protected under current provisions of copyright law. However, effective trademark, copyright, and other intellectual property protection may not be available in every country in which our musical content and technology are distributed or made available through the Internet. We can give no assurance that our methods of protecting our proprietary rights in the United States or abroad will be adequate. In addition, because patent law relating to the scope of claims in the technology field in which we do business is still evolving, the degree of future protection for our proprietary and licensed rights is uncertain.

         Mr. Fritsch is pursuing patent protection with respect to certain technology that is important to us, including the encryption, shopping cart and royalty tracking technology that gives us a significant competitive advantage. Mr. Fritsch has filed provisional patent applications for these technologies in the United States and intends to convert some or all of these to full patent applications within one year of the date of filing. Even if full patent applications are filed, we can give no assurance that any patent will be issued. Until such time as such patents are issued, if ever, the license will be ineffective to grant any patent rights with respect to this technology. Moreover, Mr. Fritsch is under no obligation to pursue the prosecution of these patent claims. See "Risk Factors - Dependence on Key Management Personnel", "- Dependence on Licensed Technology and Music Rights".

         We can give no assurance that others will not develop technologies that are similar or superior to ours, that third parties will not copy or otherwise obtain and use our content or technologies without authorization and that we will be able to continue to maintain our rights to information, including webcasting of popular sound recordings, downloadable music samples, and artist, entertainment and other information. If we are unable to offer such information, such failure will be likely to have a material adverse effect on our business, results of operations, and financial condition.

         There are no pending lawsuits against us regarding infringement of any existing patents or the intellectual property rights of others. We can give no assurance that such infringement claims will not be asserted by third parties in the future. If any such claims are asserted and determined to be valid, we can give no assurance that we will be able to obtain licenses of the intellectual property rights in question on reasonable terms. If we become involved in any patent dispute, other intellectual property dispute, or action to protect proprietary rights, our involvement, regardless of outcome, will likely have a material adverse effect on our business, results of operations, and financial condition. If any litigation is determined against us, such adverse determination may subject us to significant liabilities to third parties, require us to seek licenses from third parties, and prevent us from manufacturing and selling our products. In addition, we can give no assurance that any of the provisional patent applications to which we have exclusive rights will result in issued patents, that we will develop additional proprietary technologies that are patentable, that any patents licensed or issued to us or our strategic partners will provide a basis for commercially viable products or will provide us with any competitive advantages or will not be challenged by third parties, or that patents of others will not have an adverse effect on our ability to do business. Furthermore, we can give no assurance that others will not independently develop similar, alternative or superior technologies, or design around the patented technologies developed by us. Any of these situations may have a material adverse effect on our business, results of operations, and financial condition.

POTENTIAL FOR ERRORS IN PRODUCTS AND SERVICES

         We offer and expect to offer complex products and services which may contain undetected errors when first introduced or when new versions are released. If we market products and services that have errors or that do not function properly, we may experience negative publicity, loss of or delay in market acceptance or claims against us by customers, any of which may have a material adverse effect on our business, results of operation, and financial condition.

DEPENDENCE ON THE INTERNET; UNCERTAIN ACCEPTANCE OF THE INTERNET AS A MEDIUM FOR COMMERCE

         Use of the Internet by consumers is at an early stage of development, and market acceptance of the Internet as a medium for commerce is subject to a high level of uncertainty. The Internet may not prove to be a viable commercial marketplace because of inadequate development of the necessary infrastructure, such as reliable network backbones, or complementary services, such as high-speed modems and security procedures for financial transactions or delays in the development and adoption of new standards and protocols (for example, the next generation Internet protocol) to handle increased levels of Internet activity or due to increased government regulation. Our future success will depend on our ability to significantly increase revenue which will require the development and widespread acceptance of the Internet as a medium for commerce. We can give no assurance that the Internet will be a successful retailing channel. If use of the Internet does not continue to grow, or if the necessary Internet infrastructure or complementary services are not developed to effectively support growth that may occur, our business, results of operations, and financial condition could be materially adversely affected. We can give no assurance that we will not continue to be largely dependent on the Internet.

RISKS OF TECHNOLOGY TRENDS AND EVOLVING INDUSTRY STANDARDS; BANDWIDTH

         The delivery of music online is and will continue to be, like the Internet, characterized by rapidly changing technology, evolving industry standards, changes in customer requirements, and frequent new service and product introductions. Online delivery of music, at current compression rates, requires large amounts of Internet bandwidth to download to a customer's computer in an acceptable time span. Currently, only a limited number of consumers have such bandwidth capability. Unless there is widespread access to high speed Internet connections or deeper compression of music files, consumers may become frustrated with long download times and the market for online digital music distribution will remain limited. Our success will depend upon the development of Internet infrastructure that makes large amounts of bandwidth available to a wide number of users through such high-speed technology as cable and digital subscriber lines. Our success will also depend on our ability to effectively use leading technologies to continue to develop our technological expertise to enhance our current services, to develop new services that meet changing customer requirements and to influence and respond to emerging industry standards and other technological changes on a timely and cost-effective basis. If major record labels or the market accept an universal standard for the electronic delivery of music, such as contemplated by the Secured Digital Music Initiative, which is not compatible or otherwise competes with NETrax, such acceptance will likely have a material adverse effect on our business, results of operations, and financial condition. In addition, our business could be adversely affected if an industry standard for hardware used in the storage and playback of our products fails to develop in a timely manner or at all.

DEPENDENCE ON THIRD PARTIES FOR INTERNET OPERATIONS

         Our ability to advertise on other Internet sites and the willingness of the owners of such sites to direct users to our websites through hypertext links are critical to the success of our Internet operations. We also rely on the cooperation of owners of copyrighted materials and Internet search services and on our relationships with third party vendors of Internet development tools and technologies. We can give no assurance that the necessary cooperation from third parties will be available on acceptable commercial terms or at all. If we are unable to develop and maintain satisfactory relationships with such third parties on acceptable commercial terms, or if our competitors are better able to leverage such relationships, our business, results of operations and financial condition will be materially adversely affected.

GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES RELATING TO THE WORLD WIDE WEB

         Existing domestic and international laws or regulations specifically regulate communications or commerce on the World Wide Web or the Internet. Furthermore, laws and regulations that address issues such as user privacy, pricing, online content regulation, taxation and the characteristics and quality of online products and services are under consideration by federal, state, local and foreign governments and agencies. Several telecommunications companies have petitioned the United States Federal Communications Commission to regulate Internet service providers and online service providers in a manner similar to the regulation of long distance telephone carriers and to impose access fees on such companies. This regulation, if imposed, could increase the cost of transmitting data over the World Wide Web. Moreover, it may take years to determine the extent to which existing laws relating to issues such as intellectual property ownership and infringement, libel, obscenity and personal privacy are applicable to the World Wide Web. The United States Federal Trade Commission and government agencies in certain states have been investigating certain Internet companies regarding their use of personal information. We could incur additional expenses, and could also be subject to restrictions on our ability to use and provide customers information, if any new regulations regarding the use of personal information are introduced or if these agencies choose to investigate our privacy practices. Any new laws or regulations relating to the World Wide Web, or certain application or interpretation of existing laws, could decrease the growth in the use of the World Wide Web, decrease the demand for our website or otherwise materially adversely affect our business.

DEVELOPMENT OF WEBSITES AND NETRAX CATALOG

         Although we have completed the initial development of our websites, we have to continually update them to incorporate purchases of new and existing content. The number of NETrax which may be acquired by purchasers are limited and we can give no assurance that we will be able to expand the selection of NETrax available for purchase. If we are unable to increase the number of NETrax available for purchase, we will be unable to generate sufficient revenue to support continued development. Our ability to expand our NETrax offerings depends significantly upon our ability to negotiate licenses with major record labels. We currently have no such licenses. See "Risk Factors - Dependence on Major Record Labels".

DEPENDENCE ON LICENSED TECHNOLOGY AND MUSIC RIGHTS

         We rely on certain technology licensed from third parties, including Mr. Fritsch, our chief executive officer, from whom we license certain key technologies and trademarks. We may need to license additional technologies in the future in order to support its platform. There can be no assurance that new third party technology licenses will be available to us on acceptable terms or at all. In addition, we license music content from record labels and artists, and we can give no assurance that any particular music content will be available to us on acceptable terms or at all. The intellectual property upon which we rely includes certain technology which are licensed to us by Mr. Fritsch. Such license, however, only continues in effect so long as we pay compensation equal to 0.25% of gross revenue to Mr. Fritsch (until the later of 20 years or the expiration of any such patents which may be issued). If we fail to pay Mr. Fritsch such compensation, MCY will lose its license and its ability to utilize such technology. We can give no assurance that Mr. Fritsch will not terminate the license for other reasons. If Mr. Fritsch were to terminate the license, such termination will likely have a materially adverse effect on our business. See "Business - Technology".

         We have not obtained licenses for the public performance of all copyrighted musical works which will be the subject of our business operations. We do not believe such licenses are necessary for the conduct of our business, but will seek to obtain such licenses if necessary. The companies that administer the reporting and collection of royalties based on musical performances believe that the downloading of digital music files is a "performance," entitling them to receive payment. If such licenses are necessary and we fail to obtain them, we may become subject to claims of copyright infringement.

INTERNATIONAL MARKETS

         Our success depends on our ability to generate international sales. We can give no assurance that we will be successful in generating international sales of our products.

         Our sales to customers in certain foreign countries may be subject to a number of risks including: foreign currency risk; the risks that agreements may be difficult or impossible to enforce and receivables difficult to collect through a foreign country's legal system; foreign customers may have longer payment cycles; or foreign countries could impose withholding taxes or otherwise tax our foreign income, impose tariffs, embargoes, or exchange controls, or adopt other restrictions on foreign trade. In addition, the laws of certain countries do not protect our offerings and intellectual property rights to the same extent as the laws of the United States. Our failure to compete successfully or to expand the distribution of our offerings in international markets could have a material adverse effect on our business, results of operations, and financial condition.

SINGLE STOCKHOLDER WILL CONTROL APPROXIMATELY 80% OF STOCKHOLDERS' VOTES

         Mr. Fritsch will beneficially own approximately 23,680,078 shares of our common stock and all of our outstanding Series 1 preferred stock which collectively carry approximately 80% of all voting rights held by all of our stockholders. Mr. Fritsch will be able to control all matters requiring approval by our stockholders, including the election of directors and the approval of significant corporate transactions. This concentration in ownership will make some transactions more difficult or impossible without the support of Mr. Fritsch and may have the effect of delaying, deterring or preventing a change of control in our company.

LITIGATION

         A former trade partner contributed DM 1,600,000 to the development of the our platform and subsequently demanded repayment of DM 1,210,000 of this amount on January 30, 1998. Fritsch & Friends rejected this demand on February 3, 1998, and since then the partner has not pursued this alleged claim. In addition, Fritsch & Friends entered into an agreement with an investment group in November, 1997, which it subsequently revoked. There have been no official claims made by this group and no correspondence with the group for over 12 months. We believe that we will be unlikely to sustain material losses in connection with these matters in excess of amounts previously accrued. We can give no assurance that future litigation by these groups will not have a materially adverse effect upon our financial condition.

         In December 1999, a former employee of MCY Music World, Inc. filed a complaint in New York State Supreme Court claiming approximately $23,000,000 in damages for an alleged breach of contract, wrongful termination and fraud arising from his claim that he is entitled to additional compensation including 20,000 shares of MCY.com, Inc. common stock, stock options, fees and royalties related to the signing and distribution of content as well as fees related to a private placement of our stock on October 25, 1999. Due to the fact that the complaint was only recently filed, discovery in the case has not started and MCY has limited information upon which to assess the validity of this suit. Based, however, upon MCY's understanding of the facts as of January 4, 2000 MCY believes that the former employee's claims lack substantial merit, and we intend to vigorously defend against this action.

POTENTIAL FLUCTUATIONS IN QUARTERLY FINANCIAL RESULTS

         If we are unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall, any significant revenue shortfall will likely have an immediate material adverse effect on our business, operating results and financial condition. In addition, we intend to substantially increase our operating expenses for product development, sales and marketing. To the extent such expenses precede or are not subsequently followed by increased revenue, our operating results will fluctuate and net anticipated losses in a given quarter may be greater than expected. Accordingly, quarter-to-quarter comparisons of our revenue and operating results will not necessarily be meaningful, and such comparisons may not be accurate indicators of future performance. In addition, quarterly fluctuations in our operating results may create volatility in the market price for our common stock.

CERTAIN IMPLICATIONS OF TRADING OVER-THE COUNTER; "PENNY STOCK" REGULATIONS

         Our common stock is quoted for sale in the over-the-counter market on the OTC Electronic Bulletin Board. An investor will find it more difficult to dispose of securities trading over-the-counter than if such securities had been approved for listing on a national securities exchange or on the NASDAQ SmallCap market. We have not applied for listing on a national securities exchange or the NASDAQ SmallCap market, but we intend to so in the future. We can give no assurance that our securities will be listed on any such market or that any market will develop for our securities.

         The SEC has adopted "penny stock" regulations which apply to securities traded over-the-counter. These regulations generally define "penny stock" to be any equity security that has a market price of less than $5.00 per share, a warrant that has an exercise price of less than $5.00 per share, an equity security of an issuer (assuming the corporation has been in existence for at least three years) with net tangible assets of less than $2,000,000 or an equity security of an issuer with average revenue in the last three fiscal years of less than $6,000,000 as indicated in audited financial statements. Subject to certain limited exceptions, the rules for any transaction involving a "penny stock" require the delivery, prior to the transaction, of a risk disclosure document prepared by the company that contains certain information describing the nature and level of risk associated with investments in the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly account statements must be sent by the broker-dealer disclosing the estimated market value of each penny stock held in the account or indicating that the estimated market value cannot be determined because of the unavailability of firm quotes. In addition, the rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000). These practices require that, prior to the purchase, the broker-dealer determined that transactions in penny stocks were suitable for the purchaser and obtained the purchaser's written consent to the transaction. Consequently, the "penny stock" rules may in the future restrict the ability of broker-dealers to sell our securities and may affect the ability of purchasers of our securities to sell them in the secondary market.



                                 USE OF PROCEEDS

         The Selling Stockholders are selling all of the Shares covered by this Prospectus for their own account. Accordingly, we will not receive any of the proceeds from the resale of the Shares. We have agreed to bear the expenses relating to the registration of the shares, other than brokerage commissions and expenses, if any, which will be paid by the Selling Stockholders.

                                 DIVIDEND POLICY

         We have never declared or paid cash dividends on our Common Stock. We currently anticipate that we will retain all available funds for use in the operation of our business. As such, we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future.

                              SELLING STOCKHOLDERS

         We issued securities exercisable for the shares covered by this Prospectus to the Selling Stockholders in connection with the 1999 Stock Option Plan, approved by the Board of Directors and Shareholders of MCY.com on August 2, 1999, and the Amended and Restated 1999 Stock Option Plan, approved by the
Board of Directors and Shareholders of MCY.com on September 17, 1999, and incorporated herein by reference to our Current Report on Form 8-K dated October 13, 1999 (as filed on October 15, 1999). The shares underlying such securities were registered under the Securities Act of 1933 on MCY's Form S-8, filed with the Commission on October 27, 1999.

          The following table lists certain information regarding the Selling Stockholders' ownership of shares of our Common Stock as of January 6, 2000, and as adjusted to reflect the sale of the shares. Information concerning the Selling Stockholders may change from time to time.

         The information in the table concerning the Selling Stockholders who may offer Shares hereunder from time to time is based on information provided to us by such stockholders, except for the assumed exercise of the options which is based solely on the assumptions referenced in footnotes (1), (2), and (3) to the table.


                                    Shares of
                                     Common Stock           Shares of             Shares of Common Stock Owned
Name of Selling Stockholder         Owned Prior to        Common Stock               after the Offering (3)
                                    Offering(1)(5)       to be Sold (2)           ----------------------------
                                                                                  Number               Percent
                                   -----------------    ----------------          ------               -------


Bernhard Fritsch, President and                                                                         43.59%
Chief Executive Officer               23,813,828(4)           133,750(4)        23,640,141

Mitchell Lampert, General Counsel        393,750(4)           133,750(4)           220,063                Nil

Total
                                         24,127,704              267,500         23,820,204              43.92%

-----------------
* Less Than 1 Percent.

(1)      Assumes the exercise of 133,750 options by each Selling Stockholder.

(2)      Assumes that each Selling Stockholder will exercise 133,750 options.

(3) Assumes that all of the shares of Common Stock offered hereby are sold and no other shares of Common Stock are sold during the offering period. Additionally assumes delivery of 39,937 shares of Common Stock by each selling shareholder to MCY as payment for the exercise of 133,750 Options.

(4) Includes 133,750 shares of Common Stock issuable upon exercise of the Options.

(5) Does not take into account the exercise of any other options owned by the Selling Shareholders.

         The Selling Stockholders are affiliates of MCY.


                              PLAN OF DISTRIBUTION

         The Selling Stockholders may offer their shares of our Common Stock at various times in one or more of the following transactions:

         .        on any U.S.  securities exchange on which our Common Stock may be listed at the time of such sale;
         .        in the over-the-counter market;
         .        in  transactions  other  than  on  such  exchanges  or in  the over-the-counter market;
         .        in connection with short sales;
         .        in a combination of any of the above transactions.

         The Selling Stockholders may offer their shares of Common Stock at prevailing market prices at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

         The Selling Stockholders may use broker-dealers to sell their shares of Common Stock. If this happens, broker-dealers will either receive discounts or commission from the Selling Stockholder, or they will receive commissions from purchasers of shares of Common Stock for whom they acted as agents. Such brokers may act as dealers by purchasing any and all of the Shares covered by this Prospectus either as agents for others or as principals for their own accounts and reselling such securities pursuant to this Prospectus.

         The Selling Stockholder and any broker-dealers or other persons acting on the behalf of parties that participate in the distribution of the shares may be deemed to be underwriters. As such, any commissions or profits they receive on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

         As of the date of this Prospectus, we are not aware of any agreement, arrangement or understanding between any broker or dealer and any of the Selling Stockholders with respect to the offer or sale of the Shares pursuant to this Prospectus.

         To the extent required under the Securities Act, we will file a supplemental prospectus to disclose (a) the name of any such broker-dealers, (b) the number of Shares involved, (c) the price at which such Shares are to be sold, (d) the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, (e) that such broker-dealers did not conduct any investigation to verify the information set out in this Prospectus, as supplemented, and (f) other facts material to the transaction.

         The Selling Stockholders are selling all of the shares covered by this Prospectus for their own account. Accordingly, we will not receive any proceeds from the resale of these shares.

         We shall bear customary expenses incident to the registration of the shares for the benefit of the Selling Stockholders in accordance with our agreements with such Selling Stockholders, other than underwriting discounts commissions and attorneys' fees, if any, directly attributable to the sale of such securities by or on behalf of the Selling Stockholders.

         Pursuant to the terms of the Stock Option Agreements between MCY and, respectively, Bernhard Fritsch and Mitchell Lampert, we have agreed to use our best efforts to keep the Registration Statement of which this Prospectus is a part effective until the earliest of (i) the date that all of the Registrable Securities have been sold pursuant to the Registration Statement of which this Prospectus is a part, or (ii) the date the Selling Stockholders may sell all the Shares under the provisions of Rule 144 without limitations.


                            DESCRIPTION OF SECURITIES

GENERAL

         We are authorized to issue up to 100,000,000 shares of Common Stock, par value $.001 per share and up to 10,000,000 shares of Preferred Stock, par value $.0001 per share. Without giving effect to the exercise of any options, as of January 6, 2000, we had 54,230,988 shares of Common Stock issued and outstanding, and 1,000,000 shares of Preferred Stock issued and outstanding.

COMMON STOCK

         Each holder of our common stock is entitled to one vote for each share standing in such holder's name in our records on all matters submitted to a vote of our stockholders, except as otherwise required by law. Holders of our common stock do not have cumulative voting rights so that, subject to the right of the holders of our Series 1 voting preferred stock as discussed below, holders of more than 50% of the combined shares of our common stock voting for the election of directors may elect all of the directors is they choose to do so and, in that event, the holders of the remaining shares of our common stock will not be able to elect any members to our board of directors. In addition, the rights, privileges and preferences of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any shares of preferred stock which we may designate and issue in the future.

         Holders of our common stock are entitled to equal dividends and distributions per share when, as and if declared by our board of directors from funds legally available. Holders of our common stock do not have pre-emptive rights to subscribe for any of our securities nor are any shares of our common stock redeemable or convertible into any of our other securities. If we liquidate, dissolve or wind up our business or affairs, our assets will be divided up pro-rata on a share-for-share basis among the holders of our common stock after creditors and preferred shareholders are paid.

PREFERRED STOCK

         Our board of directors has the authority to issue 10,000,000 shares of our preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions, including dividend, conversion, voting, redemption (including sinking fund provisions), and other rights, liquidation preferences, and the number of shares constituting any series and the designations of such series, without any further vote or action by our stockholders. To date, 1,000,000 shares of our series 1 preferred stock have been issued to Mr. Fritsch. Each of these shares entitles the holder to 100 votes for each share held on all matters submitted to a vote of stockholders. The Series 1 preferred stock does not carry any dividend, liquidation, conversion or preemptive rights.

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         Article VII of our amended and restated certificate of incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, none of our directors shall be personally liable to us or to our stockholders for or with respect to any acts or omissions in the performance of his or her duties as one of our directors. If Article VII of our amended and restated certificate of incorporation is amended or repealed, the amendment or repeal will not eliminate or reduce the effect of any right or protection of our directors that existed immediately prior to such amendment or repeal.

         Our by-laws, as amended, provide that we shall indemnify our officers, directors and employees. The rights to indemnity continue if even a person has ceased to be a director, officer, employee or agent and shall inure to the benefit of the person's heirs, executors and administrators. In addition, we shall pay for any expenses incurred by a director or officer in defending any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers unless such officer, director or employee is adjudged liable for negligence or misconduct in performing his or her duties. If we do not pay in full the claim for indemnification of any such officer, director or employee within thirty days after we receive the written claim, the claimant may at any time thereafter sue us to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. We may, by action of our board of directors, indemnify our employees and agents with the same scope and effect as the foregoing indemnification of our directors and officers.

         We maintain directors and officers liability insurance coverage with a $10,000,000 annual aggregate limit of liability. National Union Fire Insurance Company provides us with a primary $ 2,000,000 layer while Royal

Insurance Company provides us with a $ 3,000,000 layer in excess of the National Union policy. TIG Insurance Company provides us with a $ 5,000,000 layer in excess over the National Union and Royal Insurance policies. All of these policies expire on July 15, 2000.

              Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

         The validity of the securities being offered hereby was reviewed and confirmed for us by Parker Chapin Flattau & Klimpl, LLP, New York, New York.

                                     EXPERTS

Our consolidated financial statements as of (1) July 1, 1999 and for the period January 8, 1999 through July 31, 1999 incorporated in this Prospectus by reference to the our Current Report on Form 8-K dated October 13, 1999 and filed on October 15, 1999 and the combined financial statements of the predecessor companies of MCY.com Inc. as of and for the years ended December 31, 1996, 1997 and 1998 and for the periods from January 1, 1999 through July 2, 1999 have been audited by Richard A. Eisner & Company, LLP, independent auditors, as set forth in their report dated September 17, 1999 accompanying such financial statements, and are incorporated herein by reference in reliance upon the said report given on the authority of said firm as experts in accounting and auditing.

                                    PART II.


INCORPORATION OF DOCUMENTS BY REFERENCE.

         Disclosedin Prospectus under "Where You Can Find More Information About Us."

DISCRIPTION OF SECURITIES.

         Disclosed in Prospectus under same title.

INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Disclosed in Prospectus under same title.

EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

EXHIBITS.

Exhibit
NUMBER            DESCRIPTION
------            -----------
4.1               Amended and Restated Certificate of Incorporation. (1)

4.2               By-Laws, as amended. (2)

5.1               Opinion of Parker Chapin Flattau & Klimpl, LLP. (6)

23.1              Consent of Richard A. Eisner & Company, LLP. (3)

23.2              Consent of Parker Chapin Flattau & Klimpl, LLP (3).

24.1              Powers of Attorney of Directors and Certain Officers of the
                  Registrant.(4).

99.1              MCY.com, Inc. Amended and Restated 1999 Stock Incentive Plan.
                  (5)

99.2 Form of Award Agreement ("Stock Option Agreement") under the MCY.com, Inc. Amended and Restated 1999 Stock Incentive Plan
                  (6)

--------------
(1) Incorporated by reference from our current report on Form 8-K dated August 2, 1999 (date of earliest event reported).

(2) Incorporated by reference from Exhibit 3.3 to our registration statement on Form SB-2 as filed with the Securities and Exchange Commission ("SEC") on August 9, 1996, SEC File No. 333-9809.

(3)               Filed herewith.

(4)               Filed   herewith  as  part  of  the  signature  page  to  this
                  registration statement.

(5) Incorporated by reference from Exhibit 10.0 to our current report on Form 8-K dated October 13, 1999 (date of earliest event reported) as filed with the SEC on October 15, 1999, SEC File No.
                  333-9809.

(6) Incorporated by reference to our Form S-8 as filed with the SEC on October 27, 1999, SEC File No. 333-9809.

ITEM 9.           UNDERTAKINGS.

                  We undertake to do the following:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports that we file pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered by such registration statement, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  We undertake that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered in such registration statement, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

                  Regarding whether indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the provisions described under Item 6 above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 6th day of January, 2000.

                                  MCY.com, Inc.


                                  By:   /S/ BERNHARD FRITSCH
                                        --------------------------------------
                                         Name:  Bernhard Fritsch
                                         Title: President and Chief Executive
                                                Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bernhard Fritsch with the power of substitution, as his attorney-in-fact, in all capacities, to sign any amendments to this registration statement (including post-effective amendments) and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 6th day of January, 2000.

             SIGNATURE                               TITLE
             --------                                -----

  /S/ BERNHARD FRITSCH                        Chairman  of the  Board  of
----------------------                        Directors, Chief Executive
Name:  Bernhard Fritsch                       Officer, President and Director


    /S/  LISA SHORT
----------------------
Name: Lisa Short                              Secretary

    /S/  HUBERTUS VON HESSE
---------------------------
Name: Hubertus von Hesse                      Director



                                     11-23

                                  EXHIBIT INDEX

Exhibit
NUMBER            DESCRIPTION
-----             -----------
4.1               Amended and Restated Certificate of Incorporation. (1)

4.2               By-Laws, as amended. (2)

5.1               Opinion of Parker Chapin Flattau & Klimpl, LLP. (6)

23.1              Consent of Richard A. Eisner & Company, LLP. (3)

23.2              Consent of Parker Chapin Flattau & Klimpl, LLP (3).

24.1              Powers of Attorney of  Directors  and Certain  Officers of the
                  Registrant.(4).

99.1              MCY.com,  Inc. Amended and Restated 1999 Stock Incentive Plan.
                  (5)

99.2 Form of Award Agreement ("Stock Option Agreement") under the MCY.com, Inc. Amended and Restated 1999 Stock Incentive Plan
                  (6)

----------------------

(1) Incorporated by reference from our current report on Form 8-K dated August 2, 1999 (date of earliest event reported).

(2) Incorporated by reference from Exhibit 3.3 to our registration statement on Form SB-2 as filed with the Securities and Exchange Commission ("SEC") on August 9, 1996, SEC File No. 333-9809.

(3)               Filed herewith.

(4)               Filed   herewith  as  part  of  the  signature  page  to  this
                  registration statement.

(5) Incorporated by reference from Exhibit 10.0 to our current report on Form 8-K dated October 13, 1999 (date of earliest event reported) as filed with the SEC on October 15, 1999, SEC File No.
                  333-9809.

(6) Incorporated by reference to our Form S-8 as filed with the SEC on October 27, 1999, SEC File No. 333-9809.

                                                                   EXHIBIT 23.1
                                                                   ------------

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-9809) pertaining to the MCY.com, Inc. Amended and Restated 1999 Stock Incentive Plan and to the incorporation by reference therein of our reports dated September 17, 1999, with respect to (i) the consolidated financial statements of MCY.com, Inc. as of July 31, 1999 and for the period from January 8, 1999 (inception) through July 31, 1999 and (ii) the combined financial statements of the predecessor companies of MCY.com, Inc. as of and for the years ended December 31, 1996, 1997 and 1998 and for the periods from January 1, 1999 through July 2, 1999 and January 1, 1996 through July 2, 1999 included in the MCY.com, Inc. Current Report on Form 8-KSB dated October 13, 1999, filed with the Securities and Exchange Commission.




/s/ Richard A. Eisner & Company, LLP
--------------------------------
Richard A. Eisner & Company, LLP

New York, New York
January 6, 2000

                                                                    EXHIBIT 23.2
                                                                    ------------


                              CONSENT OF ATTORNEYS

               [Letterhead of Parker Chapin Flattau & Klimpl, LLP]

                                                              January 6, 2000



MCY.com, Inc.
1133 Avenue of the Americas
28th Floor
New York, New York 10036


Dear Sirs:

         We have acted as counsel to MCY.com, Inc., a Delaware corporation (the "Company"), in connection with its filing of a post-effective amendment to its registration statement on Form S-8, Registration No. 333-9809 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an offering of an aggregate of 267,500 shares of common stock, par value $.001 per share (the "Common Stock").

         We hereby consent to the filing of this consent as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement.


                                             Very truly yours,


                                          /s/PARKER CHAPIN FLATTAU & KLIMPL, LLP
                                             PARKER CHAPIN FLATTAU & KLIMPL, LLP